UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

United Rentals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO PROXY STATEMENT DATED MARCH 22, 2023

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 4, 2023

This supplement to the Proxy Statement (this “Supplement”) supplements the definitive proxy statement filed by United Rentals, Inc. (“we” or the “Company”) with the Securities and Exchange Commission (“SEC”) on March 22, 2023 (the “2023 Proxy Statement”) and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) to be voted at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually via live webcast on Thursday, May 4, 2023, at 9:00 a.m., Eastern Time. This Supplement is being filed with the SEC and made available to stockholders on or about April 14, 2023.

This Supplement updates the disclosure on page 13 of the 2023 Proxy Statement in the section titled “Matters to Be Acted Upon” to clarify the effect of broker non-votes and shares not otherwise represented at the Annual Meeting on “Proposal 5—Company Proposal to Improve Shareholder Written Consent (Amend Certificate of Incorporation to Reduce Threshold to 15%).” The paragraph of that section relating to Proposal 5 is hereby revised in its entirety to read as follows:

With respect to “Proposal 5—Company Proposal to Improve Shareholder Written Consent (Amend Certificate of Incorporation to Reduce Threshold to 15%),” the affirmative vote of holders of at least 50% of the voting power of all shares of capital stock of the Company entitled to vote generally for the election of directors is required for approval. Abstentions and shares not otherwise represented at the meeting will have the same effect as a vote against this proposal. Brokers are not entitled to vote on Proposal 5 if not furnished voting instructions by their client. As a result, broker non-votes will also have the same effect as a vote against Proposal 5. If stockholders vote to approve Proposal 5, changes to our Certificate of Incorporation will be effective upon the filing of a certificate of amendment and amended and restated Certificate of Incorporation with the Secretary of State of Delaware, which we intend to do immediately after the Annual Meeting.

Except as described in this Supplement, none of the items or information presented in the 2023 Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the 2023 Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the 2023 Proxy Statement.

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the 2023 Proxy Statement.

Your Vote Counts! UNITED RENTALS, INC. 2023 Annual Meeting Vote by May 3, 2023 11:59 PM ET UNITED RENTALS, INC. 100 FIRST STAMFORD PLACE - STE 700 STAMFORD, CT 06902 D96632-P84136 You invested in UNITED RENTALS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 4, 2023. Get informed before you vote View the Notice and Proxy Statement for the 2023 Annual Meeting of Stockholders and the Company’s 2022 Annual Report to Stockholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 20, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Vote Virtually at the Meeting* May 4, 2023 9:00 a.m., Eastern Time Smartphone users Point your camera here and vote without entering a control number Virtually at: www.virtualshareholdermeeting.com/URI2023 *Please check the meeting materials for any special requirements for meeting attendance. V1.1